UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 20, 2006

PepsiCo, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-1183	13-1584302
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

700 Anderson Hill Road, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-253-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 20, 2006, PepsiCo, Inc. announced that it is consolidating the manufacturing network at its Frito-Lay North America ("FLNA") division from 34 sites to 32 sites, and rationalizing other assets, to increase manufacturing productivity and supply chain efficiencies. As a result, FLNA will be closing two of its older plants, located in Lubbock, Texas and Honolulu, Hawaii.

Timing of the plant closures will vary by location over the next several weeks, and is expected to be largely complete by the end of this year. A total of 387 jobs will be eliminated at the Lubbock and Honolulu facilities.

As a result of this action, PepsiCo, Inc. expects to incur a pre-tax charge of approximately $66 million, comprised of approximately $43 million of asset impairments, $12 million of severance and other employee costs and $11 million of other costs. The employee and other costs portion will be paid in cash in the fourth quarter of 2006 and during 2007.

The information in this Item 2.05 contains certain forward-looking statements based on our current expectations and projections about future events. Our actual results could differ materially from those anticipated in any forward-looking statements, but we undertake no obligation to update any such statements. Please see our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, for a discussion of specific risks that may affect our performance.

Item 7.01 Regulation FD Disclosure.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Attached as Exhibit 99.1 and incorporated by reference into this Item 7.01 is a copy of a press release issued by PepsiCo, Inc. dated October 20, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by PepsiCo, Inc., dated October 20, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiCo, Inc.

October 20, 2006	By:	/s/ Thomas H. Tamoney, Jr.

Name: Thomas H. Tamoney, Jr.
Title: Vice President, Deputy General Counsel and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by PepsiCo, Inc., dated October 20, 2006.